EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of December 21, 2015.

QUALITY EVENT LIMITED

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Director

VERDANT PRIVATE PORTFOLIOS

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Director

VERDANT INVESTMENT HOLDINGS LTD.

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Authorized Signatory

VERDANT HOLDINGS LIMITED

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Authorized Signatory

JING AN EQUITY INVESTMENT COMPANY LIMITED

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Authorized Signatory

NATIONAL PROPERTY COMPANY LIMITED

By:	/s/ Cheung Ho
Name: Cheung Ho
Title: Authorized Signatory

JIN XI

By:	/s/ Jin Xi